CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Vista Fund:

We consent to the use of our report dated September 15, 2009 for Putnam Vista Fund, incorporated herein by reference, and to the references to our firm under the caption “Appendix B: Form of AGREEMENT AND PLAN OF REORGANIZATION” in the Prospectus/Proxy Statement and under "Independent Registered Public Accounting Firms" in the Statement of Additional Information.

Boston, Massachusetts
July 16, 2010